SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
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PEDIATRIX MEDICAL GROUP, INC.

(Name of Registrant as specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PEDIATRIX MEDICAL GROUP
1301 Concord Terrace
Sunrise, Florida 33323-2825
(954) 384-0175
March 31, 2005
Dear Pediatrix Shareholder:
      You are cordially invited to attend the 2005 Annual Shareholders’ Meeting of Pediatrix Medical Group, Inc. (“Pediatrix”) on Friday, May 6, 2005, beginning at 10:00 a.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.
      At the annual meeting, we will ask you to vote on the election of Pediatrix’s Board of Directors and to consider and act upon any other business properly brought before the meeting. Please vote on all the matters described in our proxy statement. Your Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees for Director.
      We encourage you to attend the annual meeting. Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting. After reading our proxy statement, please submit your proxy by using the enclosed proxy card. If you choose to vote this year by proxy card, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Returning a proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.
      Our proxy statement and accompanying forms of proxy and voting instructions are first being mailed on or about March 31, 2005 to Pediatrix’s shareholders of record on March 15, 2005.
      We appreciate your continued support of our Company.

Sincerely,

Roger J. Medel, M.D.
Chief Executive Officer

PEDIATRIX MEDICAL GROUP, INC.

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2005

To the Shareholders of
Pediatrix Medical Group, Inc.:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Shareholders’ Meeting of Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), will be held at 10:00 a.m., local time, on Friday, May 6, 2005, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, for the following purposes, as more fully described in the enclosed proxy statement:

•	to elect eight Directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified; and

•	to consider and act upon such other business as may properly come before the annual meeting.
      The Board of Directors of Pediatrix has fixed the close of business on March 15, 2005 as the record date for determining those shareholders entitled to notice of, to attend and to vote at the meeting and any postponement or adjournment thereof.
      This is an important meeting. All shareholders are invited and encouraged to attend the meeting in person. Whether or not you plan to attend, please mark, sign, date and promptly return the enclosed proxy card. Shareholders who return proxy cards prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Thomas W. Hawkins
Senior Vice President,
General Counsel and Secretary
Sunrise, Florida
March 31, 2005
PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PEDIATRIX MEDICAL GROUP, INC.
1301 Concord Terrace
Sunrise, Florida 33323-2825
PROXY STATEMENT
       We are furnishing this proxy statement and related materials to Pediatrix’s shareholders as part of the solicitation of proxies by Pediatrix’s Board of Directors for use at Pediatrix’s 2005 Annual Shareholders’ Meeting, and at any postponement or adjournment of the meeting. In this proxy statement, we refer to Pediatrix Medical Group, Inc. as “Pediatrix”, “we”, “our” and the “Company.”
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What Is the Date, Time and Place of the Annual Meeting?
      Pediatrix’s 2005 Annual Shareholders’ Meeting will be held on Friday, May 6, 2005, beginning at 10:00 a.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.
What Is the Purpose of the Annual Meeting?
      At the annual meeting, Pediatrix’s shareholders will be asked to:

•	elect eight Directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified; and

•	consider and act upon such other business as may properly come before the meeting.
Who Is Entitled to Vote at the Annual Meeting?
      Only holders of record of Pediatrix common stock at the close of business on March 15, 2005, the record date for the meeting, are entitled to notice of, to attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on March 15, 2005, 22,794,660 shares of Pediatrix common stock were issued and outstanding and were held by approximately 69 holders of record.
What Are the Voting Rights of Pediatrix Shareholders?
      Pediatrix’s shareholders have one vote per share of Pediatrix common stock owned on the record date for each matter properly presented at the annual meeting. Therefore, if you owned 100 shares of Pediatrix common stock on the close of business on March 15, 2005, for example, you can cast 100 votes for each matter properly presented at the annual meeting.
What Constitutes a Quorum?
      A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of Pediatrix common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, Pediatrix expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.
What Are “Broker Non-Votes”?
      “Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors. If other matters are properly brought before the meeting and they are not considered routine under the applicable New York Stock Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.
Will my Shares be Voted if I do not Provide my Proxy?
      If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.
How do I Vote?
      You can vote in any of the following ways.

To vote by mail:

•	Mark, sign and date your proxy card; and

•	Return it in the enclosed envelope.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name:”

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
What Vote Is Required to Elect Directors at the Annual Meeting?
      Assuming that a quorum is present at the annual meeting, Director nominees receiving the greatest number of affirmative votes from holders of Pediatrix common stock will be elected as Directors of Pediatrix.
How Does the Board of Directors Recommend I Vote on the Proposal?
      The Board of Directors recommends that you vote “FOR” the election of each of the nominees for Director named in this proxy statement.
How will my Proxy Holders Vote?
      The enclosed proxy designates Roger J. Medel, M.D., our Chief Executive Officer, Thomas W. Hawkins, our Senior Vice President, General Counsel and Secretary, and Karl B. Wagner, our Chief Financial Officer, each with full power of substitution, to hold your proxy and vote your shares. Dr. Medel and Messrs. Hawkins and Wagner will vote all shares of Pediatrix common stock represented by properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Dr. Medel and

Messrs. Hawkins and Wagner intend to vote all shares of Pediatrix common stock that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

•	“FOR” the election of each of the nominees for Director named in this proxy statement; and

•	in accordance with the recommendation of Pediatrix’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.
Can I Change My Vote After I Have Voted?
      The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with Pediatrix’s corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to Pediatrix’s corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.
Who Pays for the Preparation of the Proxy Statement?
      Pediatrix will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitations by mail, Pediatrix’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. Pediatrix will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Pediatrix common stock held of record by such custodians, nominees and fiduciaries. Pediatrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.
PROPOSAL: ELECTION OF PEDIATRIX’S DIRECTORS
      Pediatrix’s Articles of Incorporation and Bylaws, each as amended and restated, provide that the number of directors constituting Pediatrix’s Board of Directors will be determined from time to time by resolution adopted by Pediatrix’s Board of Directors. Since May 2004, Pediatrix’s Board of Directors has consisted of eight members.
      The Board of Directors currently has eight members, seven of whom were elected by our shareholders at the annual meeting in 2004. Enrique J. Sosa, Ph.D. was appointed by our Board of Directors to a newly created director seat in May 2004. All of Pediatrix’s incumbent Directors have been nominated by Pediatrix’s Board of Directors as Directors to be elected at the annual meeting in 2005 by the holders of Pediatrix common stock.
      The nominees for Director are as follows:

•	Roger J. Medel, M.D., who has served as a Director since 1979;

•	Cesar L. Alvarez, who has served as Chairman of the Board since May 2004 and as a Director since March 1997;

•	Waldemar A. Carlo, M.D., who has served as a Director since June 1999;

•	Michael B. Fernandez, who has served as a Director since October 1995;

•	Roger K. Freeman, M.D., who has served as a Director since May 2002;

•	Paul G. Gabos, who has served as a Director since November 2002;

•	Lawrence M. Mullen, who has served as a Director since May 2004; and

•	Enrique J. Sosa, Ph.D., who has served as a Director since May 2004.
      Please see below under “Directors, Executive Officers and Key Employees” for the biographies of these nominees for Director.

      Each Director elected will serve for a term expiring at Pediatrix’s 2006 Annual Meeting of Shareholders, which is expected to be held in May 2006, or until his successor has been duly elected and qualified.
      Pediatrix’s Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by Pediatrix’s Board of Directors, unless the proxies provide otherwise.
      If a quorum is present and voting at the annual meeting, the eight nominees receiving the highest number of votes “FOR” election will be elected to the Board of Directors of Pediatrix. Proxies will be voted “FOR” all such nominees absent contrary instructions.
      Pediatrix’s Board of Directors Recommends a Vote “For” the Election of Each of the Eight Nominees For Director.
GOVERNANCE AND RELATED MATTERS
      Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our Board’s mission is to further the long-term interests of our shareholders. Members of the Board of Directors are kept informed of Pediatrix’s business through discussions with Pediatrix’s management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Significant communications between our Directors and senior management occur apart from such meetings.
Questions and Answers About Our Corporate Governance Practices

What Committees Has Our Board of Directors Established?
      The standing committees of Pediatrix’s Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters for the latter three committees are attached to this Proxy Statement and you may also find copies of these committee charters, as well as our corporate governance principles, on our website at www.pediatrix.com. A copy of our committee charters and corporate governance principles are also available upon request from Pediatrix’s Secretary at 1301 Concord Terrace, Sunrise, FL 33323.
      Our Internet Website and the Information Contained Therein, Other Than Material Expressly Referred to in This Proxy Statement, or Connected Thereto Are Not Incorporated into This Proxy Statement.

How Many Times Did Our Board of Directors Meet During 2004?
      During 2004, Pediatrix’s Board of Directors held ten meetings and took various actions by unanimous written consent. Committees of the Board held a total of twenty meetings and also took action by unanimous written consent. Each incumbent Director attended at least 75% of the total number of meetings of Pediatrix’s Board of Directors and its committees held during 2004 during the period he was a member thereof. Although Pediatrix has no formal policy with respect to its Directors’ attendance at Pediatrix annual shareholders’ meetings, in 2004 all of our incumbent Directors attended the annual shareholders’ meeting.

Are a Majority of Our Directors Independent?
      Our Board of Directors has recently reviewed information about each of our non-employee Directors and determined that we have a majority of independent Directors on our Board. In determining that Mr. Alvarez is independent in accordance with the Securities and Exchange Commission’s and the New York Stock Exchange’s corporate governance rules, the Board of Directors concluded that Mr. Alvarez’s employment as the President and Chief Executive Officer of Greenberg Traurig, P.A., which serves as one of Pediatrix’s outside counsels and receives customary fees for legal services, does not interfere with his exercise of independent judgment as a Director of Pediatrix. In making this determination, the Board considered, among other things, the fact that the fees paid to Greenberg Traurig, P.A. represent significantly less than one percent of that firm’s revenue and that Mr. Alvarez’s compensation at the firm is not based in any way on fees paid by Pediatrix.

Who Is the “Presiding Director”?
      Following each annual meeting of the shareholders, Pediatrix’s Board of Directors designates a non-management Director as “Presiding Director” or, alternatively, as “Chairman of the Board.” Following our 2004 annual meeting of the shareholders, our Board of Directors appointed Mr. Alvarez to serve as Chairman of the Board.

How Can Shareholders Communicate With the Board of Directors?
      Anyone who has a concern about Pediatrix’s conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chairman of the Board of Directors (or Presiding Director), our non-management Directors or the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number that are published on our website at www.pediatrix.com. All such concerns will be forwarded to the appropriate Directors for their review, and will be simultaneously reviewed and addressed by Pediatrix’s General Counsel or Chief Compliance Officer in the same way that other concerns are addressed by us. Pediatrix’s Code of Conduct, which is discussed below, prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Has Pediatrix Adopted a Code of Conduct?
      Pediatrix has adopted a Code of Conduct that applies to all Directors, officers, employees and independent contractors of Pediatrix. The text of the Code of Conduct is available at, and Pediatrix intends to disclose any amendments to, or waivers from, any provision of the Code that applies to any of Pediatrix’s executive officers or Directors by posting such information on, our website at www.pediatrix.com.
      Pediatrix has also adopted a Code of Professional Conduct — Finance that applies to all employees with access to, and responsibility for, matters of finance and financial management, including Pediatrix’s Chief Executive Officer and Chief Financial Officer. The text of the Code of Professional Conduct — Finance is available at, and Pediatrix intends to disclose any amendments to, or waivers from, any provision of the Code that applies to any of Pediatrix’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions by posting such information on, our website at www.pediatrix.com.
Report of the Audit Committee
      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Pediatrix’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such report by reference.
      We act under a written charter that has been adopted by Pediatrix’s Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that Pediatrix’s financial statements are complete, accurate or in compliance with generally accepted accounting principles. This is the responsibility of Pediatrix’s management and independent auditors.
      Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of Pediatrix’s financial statements, the qualifications and independence of Pediatrix’s independent auditors and the performance of Pediatrix’s audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of Pediatrix’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations or Pediatrix’s Compliance Plan and related policies.
      We also oversee Pediatrix’s auditing, accounting and financial reporting processes generally. Management is responsible for Pediatrix’s financial statements and the financial reporting process, including the system of internal controls. We also review the preparation by management of Pediatrix’s quarterly and annual financial statements. Pediatrix’s independent auditors, who are accountable to us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Pediatrix in conformity with generally accepted accounting principles in the United States. We are responsible for retaining Pediatrix’s independent auditors, and maintain sole responsibility for their compensation, oversight and termination. We also are responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with Pediatrix to determine their independence.
      In fulfilling our oversight role, we met and held discussions with Pediatrix’s management and independent auditors. Management advised us that Pediatrix’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements, the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of Pediatrix’s periodic reports, key accounting and reporting issues and the scope, adequacy and assessments of Pediatrix’s internal controls and disclosure controls and procedures with management and Pediatrix’s independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
      The independent auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with maintaining their independence.
      Based on our review with management and the independent auditors of Pediatrix’s audited consolidated financial statements and the independent auditors’ report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in Pediatrix’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
Paul G. Gabos
Lawrence M. Mullen
Enrique J. Sosa

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES
Description of Pediatrix’s Executive Officers and Directors
      Pediatrix’s executive officers and Directors are as follows:

Name	Age	Position with Pediatrix

Roger J. Medel, M.D.(1)	58	Chief Executive Officer and Director
Cesar L. Alvarez(1)	57	Chairman of the Board
Waldemar A. Carlo, M.D.(3)	52	Director
Michael B. Fernandez(3)(4)	52	Director
Roger K. Freeman, M.D.(3)(4)	69	Director
Paul G. Gabos(1)(2)	40	Director
Lawrence M. Mullen(2)	62	Director
Enrique J. Sosa, Ph.D.(2)(4)	65	Director
Joseph M. Calabro	44	President and Chief Operating Officer
Thomas W. Hawkins	43	Senior Vice President, General Counsel and Secretary
Karl B. Wagner	39	Chief Financial Officer and Treasurer

(1)	Member of the Executive Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating and Corporate Governance Committee.
      Roger J. Medel, M.D. has been a Director of Pediatrix since he co-founded the Company in 1979. Dr. Medel served as Pediatrix’s President until May 2000 and as Chief Executive Officer to December 2002. In March 2003, Dr. Medel reassumed the position of President until May 2004 and Chief Executive Officer, a position in which he continues to serve today. Dr. Medel is a member of the Board of Trustees of the University of Miami. In addition, Dr. Medel participates as a member of several medical and professional organizations.
      Cesar L. Alvarez was elected as Chairman of the Board of Directors in May 2004 and has been a Director since March 1997. Mr. Alvarez has served since 1997 as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, P.A. Mr. Alvarez also serves on the Board of Directors of Atlantis Plastics, Inc., Watsco, Inc and New River Pharmaceutical Inc.
      Waldemar A. Carlo, M.D. was elected as a Director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama at Birmingham Medical School since 1991. Dr. Carlo also has served as Director of Newborn Nurseries at the University of Alabama Medical Center and the Children’s Hospital of Alabama since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has received numerous research awards and grants and has lectured extensively, both nationally and internationally.
      Michael B. Fernandez was elected as a Director in October 1995. Mr. Fernandez has served as Chairman of Portofino Capital Partners, LLC, a private equity firm focused on investing in healthcare service companies, since February 2005. Mr. Fernandez previously served as Chairman and Chief Executive Officer of CarePlus Health Plans Inc., a managed care HMO, from January 2003 until February 2005 and as Chairman and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida-based HMO, from 1992 until December 2002. Prior to 1992, Mr. Fernandez served as Executive Vice President of Product Development and Marketing and Chief Executive Officer of certain insurance subsidiaries at Ramsay HMO, a publicly-traded managed care company. Presently, Mr. Fernandez also serves on the Board of Directors of various private entities, including Atlantic Dental, Inc. and as Chairman of Healthcare Atlantic, Inc. a holding company that operates various health care entities.
      Roger K. Freeman, M.D. was elected as a Director in May 2002. Dr. Freeman is a maternal-fetal medicine physician. In 1975, he founded Perinatal Associates of Southern California, a physician practice group that has been affiliated with Pediatrix since we acquired Magella Healthcare Corporation (“Magella”) in May 2001. In September 1999, Dr. Freeman retired from the private practice of medicine. Dr. Freeman has served on many national and local OB/ GYN and maternal-fetal organizations. He is currently a director of the OB/ GYN Newborn CareLine at Long Beach Memorial Women’s Hospital and serves on the Board of Directors of Long Beach Memorial Medical Center. Dr. Freeman has authored numerous articles and three books.
      Paul G. Gabos was elected as a Director in November 2002. Mr. Gabos has served as Chief Financial Officer of Lincare Holdings, Inc. since June 1997 and previously served as Vice President — Administration for Lincare. Prior to joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds, Inc.
      Lawrence M. Mullen was elected as a director in May 2004. Mr. Mullen had served as our Vice President and Chief Operating Officer from August 1998 until May 2000 and then concentrated on special projects, including initiatives relating to our well-baby nursery and hearing screen programs, until his retirement in April 2001. Mr. Mullen was our Vice President and Chief Financial Officer from May 1995 to August 1998. Prior to his tenure at Pediatrix, Mr. Mullen was Senior Vice President and Chief Financial Officer of Medical Care America, Inc. He had also been a partner of KPMG, LLP, where he was employed for nearly 30 years.
      Enrique J. Sosa, Ph.D. was elected as a director in May 2004. Mr. Sosa is currently a director of FMC Corporation, National Railroad Passenger Corporation (also known as Amtrak), and DSM N.V. of the Netherlands. Mr. Sosa, who is presently retired, served as President of BP Amoco Chemicals from January 1999 to April 1999. From 1995 to 1998, he was Executive Vice President of Amoco Corporation. Prior to joining Amoco, Mr. Sosa served as Senior Vice President of The Dow Chemical Company, President of Dow North America and a member of its Board of Directors. Mr. Sosa has previously served on the Board of Directors of Electronic Data Systems Corporation, Dow Corning Corporation and Destec Energy, Inc. He also served as a member of the Executive Committee of the American Plastics Council, a member of the Executive Committee of the American section of the Society of Chemical Industry, and a member of the American Chemical Council.
      Joseph M. Calabro joined Pediatrix in January 1996 as Chief Information Officer. In January 2000, Mr. Calabro was appointed Executive Vice President, Management, in May 2000, he was appointed Chief Operating Officer and in May 2004 he was appointed President and Chief Operating Officer. Prior to joining Pediatrix, Mr. Calabro served as Director of Information Technology for the Ambulatory Surgery Group of Columbia/ HCA. He served in various operational and technology positions for various healthcare companies from 1987 to 1994.
      Thomas W. Hawkins joined Pediatrix in May 2003 and became Senior Vice President, General Counsel and Secretary in June 2003. From January 2000 to April 2003, he was a partner with New River Capital Partners, L.P., a private equity firm. Mr. Hawkins previously served as Senior Vice President, Corporate Development at AutoNation, Inc., from June 1996 to December 1999. From 1994 to 1996, Mr. Hawkins was Executive Vice President — Administration of Blockbuster Entertainment Group, a division of Viacom, Inc. He served as General Counsel at Blockbuster Entertainment Corporation prior to its merger with Viacom, Inc. in 1994.
      Karl B. Wagner joined Pediatrix in May 1997 and was appointed Chief Financial Officer and Treasurer in August 1998. Prior to his appointment, Mr. Wagner served as Pediatrix’s Controller. Prior to joining Pediatrix, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA’s Ambulatory Surgery Group from January 1995 until May 1997. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

Description of Certain Key Employees
      The following individuals, while not executive officers for purposes of the federal securities laws, are key employees of Pediatrix.
      Robert J. Balcom, M.D. joined Pediatrix in 1993 and has been our Regional President, Central Region since January 2002. Dr. Balcom previously served as our Vice President of Medical Operations, Central Region. Dr. Balcom is Board Certified in Pediatrics and Neonatal-Perinatal Medicine.
      Robert C. Bryant joined Pediatrix in 1996 and has been our Senior Vice President and Chief Information Officer since February 2004. Mr. Bryant previously served as our Vice President, Information Systems from January 2000 to January 2004 and as Director, Information Service from 1997 to January 2000.
      David A. Clark joined Pediatrix in May 2001 and has been our Senior Vice President, Operations since December 2003. Mr. Clark previously served as Vice President of Operations, South Central Region from November 2001 to November 2003. From June 2000 to October 2001, Mr. Clark was Vice President of Operations for Magella, which we acquired in 2001, and prior thereto he was Vice President of Development for Magella. Mr. Clark is a certified public accountant.
      Eric H. Kurzweil, M.D. joined Pediatrix in 1996 and has been our Regional President, Mountain Region since January 2002. Dr. Kurzweil previously served as our Vice President of Medical Operations, Mountain Region. Dr. Kurzweil is Board Certified in Pediatrics and Pediatric Critical Care.
      Frederick V. Miller, M.D. joined Pediatrix in 1991 and has been our Regional President, Atlantic Region since January 2002. Dr. Miller previously served as our Vice President of Medical Operations, Atlantic Region. Dr. Miller is Board Certified in Pediatrics and Neonatal-Perinatal Medicine.
      Carlos A. Perez, M.D. joined Pediatrix in 1986 and has been our Regional President, Caribbean Region since January 2002. Dr. Perez previously served as our Vice President of Medical Operations, Caribbean Region. Dr. Perez is Board Certified in Pediatrics, Neonatal-Perinatal Medicine and Pediatric Critical Care.
      Michael V. Pokroy, M.D. joined Pediatrix in 1996 and has been our Regional President, Pacific Region since January 2002. Dr. Pokroy previously served as our Vice President of Medical Operations, Pacific Region. Dr. Pokroy is Board Certified in Pediatrics and Pediatric Nephrology.
      John F. Rizzo joined Pediatrix in November 2002 as Senior Vice President, Business Development. Prior to joining Pediatrix, Mr. Rizzo served in strategic and financial executive roles with early stage, venture capital backed companies. From 1996 to 2000, Mr. Rizzo was a senior executive with AutoNation, Inc., where he served as Vice President of Corporate Development and subsequently as Senior Vice President, Industry Relations. From 1985 to 1996, Mr. Rizzo was employed by Arthur Andersen LLP.
      Alan R. Spitzer, M.D. joined Pediatrix in 2004 as Senior Vice President and Director Education, Research and Development, following a long career in academic neonatal medicine. Prior to joining Pediatrix, Dr. Spitzer served as Chief of Neonatology at the State University of New York at Stony Brook and before that as Chief of Neonatology and Chair of Pediatrics at Thomas Jefferson University in Philadelphia. Dr. Spitzer has edited two major textbooks, Intensive Care of the Fetus and Neonate, the second edition of which was published in March 2005, and Fetal and Neonatal Secrets, which is scheduled for publication in January 2006.
      Michael D. Stanley, M.D. joined Pediatrix in 1997 and has been our Regional President, South Central Region since January 2002. Dr. Stanley previously served as our Vice President of Medical Operations, South Central Region. Dr. Stanley is Board Certified in Pediatrics and Neonatal-Perinatal Medicine.
Committees of the Board of Directors

Audit Committee
      Pediatrix’s Audit Committee held eight meetings in 2004. Mr. Gabos was a member of the committee throughout 2004. In May 2004, when the annual term of Mr. Fernandez and John K. Carlyle, a former director, ended, Messrs. Mullen and Sosa were elected to the committee. Mr. Gabos acted as chair of the committee throughout 2004. Pediatrix’s Board of Directors has determined that both Messrs. Gabos and Mullen qualify as “audit committee financial experts” as defined by the rules and regulations of the Securities and Exchange Commission and that each of Messrs. Gabos, Mullen and Sosa meet the independence requirements under such rules and regulations and for a New York Stock Exchange listed company.
      Pediatrix’s Board of Directors has adopted a written charter for the Audit Committee setting out the functions that it is to perform and has recently amended the charter. A copy of the Amended and Restated Audit Committee Charter is attached hereto as Appendix A to this proxy statement.
      Please refer to the Audit Committee Report, which is set forth on page 5, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2004.

Compensation Committee
      Pediatrix’s Compensation Committee held eight meetings in 2004. Dr. Carlo was a member of the committee throughout 2004. In March 2004, Mr. Alvarez resigned from the committee and was succeeded by Mr. Fernandez. In May 2004, Dr. Freeman was elected to the Committee when the annual term of Mr. Carlyle, a former director, ended. Mr. Alvarez acted as chair of the committee until he was succeeded as chair by Dr. Carlo in March 2004. Pediatrix’s Board of Directors has determined that each of Drs. Carlo and Freeman and Mr. Fernandez meet the independence requirements for a New York Stock Exchange listed company.
      Pediatrix’s Board of Directors has adopted a written charter for the Compensation Committee setting out the functions that it is to perform and has recently amended the charter. A copy of the Amended and Restated Compensation Committee Charter is attached hereto as Appendix B to this proxy statement.
      Please refer to the Compensation Committee Report, which is set forth on page 14, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to Pediatrix’s executive officers for 2004.

Nominating and Corporate Governance Committee
      Pediatrix’s Nominating and Corporate Governance Committee held four meetings in 2004. Dr. Freeman and Mr. Fernandez were members of the committee throughout 2004. In May 2004, when Mr. Alvarez’s annual term on the committee ended, Mr. Sosa was elected to the committee. Mr. Alvarez acted as chair of the committee until he was succeeded as chair by Dr. Freeman in May 2004. Pediatrix’s Board of Directors has determined that each of Messrs. Fernandez and Sosa and Dr. Freeman meet the independence requirements for a New York Stock Exchange listed company.
      Pediatrix’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee setting out the functions that it is to perform and has recently amended the charter. A copy of the Amended and Restated Nominating and Corporate Governance Committee Charter is attached hereto as Appendix C to this proxy statement.
      The Nominating and Corporate Governance Committee assists the Board of Directors by nominating new Directors and committee members and taking a leadership role in shaping the corporate governance of Pediatrix. To fulfill its responsibilities and duties, the committee, among other things, reviews the qualifications and independence of existing Directors and new candidates; assesses the contributions of current Directors; identifies and recommends individuals qualified to be appointed to committees of the Board; considers rotation of committee members; reviews the charters of the committees and makes recommendations to the full Board of Directors with respect thereto; develops and recommends to the Board of Directors corporate governance principles, including a code of business conduct; and evaluates and recommends succession plans for Pediatrix’s chief executive officer and other senior executives.

      Although the Nominating and Corporate Governance Committee does not solicit director nominations, the committee will consider candidates suggested by shareholders in written submissions to Pediatrix’s Secretary in accordance with the procedures described below in the section entitled “Information Concerning Shareholder Proposals.” In evaluating nominees for Director, the committee does not differentiate between nominees recommended by shareholders and others. In identifying and evaluating candidates to be nominated for Director, the committee reviews the desired experience, mix of skills and other qualities required for appropriate Board composition, taking into account the current Board members and the specific needs of Pediatrix and its Board. This process is designed so that the Board of Directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial, clinical and other expertise relevant to the business of Pediatrix. At a minimum, Director candidates must meet the following qualifications: high personal and professional ethics, integrity and values and a commitment to the representation of the long-term interests of our shareholders. Although the committee’s charter permits the committee to engage a search firm to identify Director candidates, Pediatrix did not pay any third parties a fee to assist in the process of identifying or evaluating Director candidates in 2004.
Certain Relationships and Related Transactions
      The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected.
      In March 1997, Mr. Alvarez was appointed to Pediatrix’s Board of Directors. Mr. Alvarez is the President and Chief Executive Officer of Greenberg Traurig, P.A., which serves as one of Pediatrix’s outside counsels and receives customary fees for legal services. In 2004, Pediatrix paid Greenberg Traurig, P.A. $578,466 for such services and currently anticipates that this relationship will continue.
      Geraldine Calabro, the wife of Mr. Calabro, Pediatrix’s President and Chief Operating Officer, is employed by Pediatrix as its Director of Facilities. As Director of Facilities, Mrs. Calabro is responsible for the procurement and administration of Pediatrix’s corporate, regional and physician group facilities. In 2004, Pediatrix paid Mrs. Calabro $68,742 in salary and bonus, granted her options to purchase 5,000 shares of Pediatrix common stock at an exercise price equal to the closing price on the date of grant with a three year vesting period and provided her certain health and other benefits customarily provided to other similarly situated Pediatrix employees.
      Deborah Medel-Guerrero, the daughter of Dr. Medel, Pediatrix’s Chief Executive Officer, is employed by Pediatrix as its Director of Practice Integration and is responsible for matters relating to the integration of newly acquired physician practice groups into the operations of Pediatrix. In 2004, Pediatrix paid Ms. Medel-Guerrero $65,822 in salary and bonus, granted her options to purchase 2,500 shares of Pediatrix common stock at an exercise price equal to the closing price on the date of grant with a three year vesting period and provided her certain health and other benefits customarily provided to similarly situated Pediatrix employees.
      Virginia Turnier, M.D., the wife of Dr. Medel, Pediatrix’s Chief Executive Officer, was our Regional Vice President of Medical Operations until September 30, 1999, and continues to provide certain professional and administrative services to Pediatrix as an employee and as an officer and director for certain of our affiliated professional corporations. As compensation for her continuing services, Dr. Turnier’s options to purchase shares of Pediatrix common stock, which she received when she served as our Regional Vice President of Medical Operations, remain exercisable in accordance with their terms.
DIRECTOR COMPENSATION
      In 2004, each non-employee Director and Director who is not associated with any of Pediatrix’s principal shareholders received the following: (i) an annual retainer fee of $50,000, payable quarterly, (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly, (iii) an additional retainer fee of $50,000, payable quarterly, for the Chairman of the Board, (iv) an additional retainer of $20,000, payable quarterly, for the chair of the Audit Committee, and (v) an additional retainer of $10,000 per committee, payable quarterly, for the chair of any committee of the Board other than the Audit Committee. In addition, it is Pediatrix’s policy to award annually (on the date of each annual shareholders’ meeting) each non-employee Director immediately vested and exercisable options to purchase 4,000 shares of Pediatrix common stock at an exercise price equal to the market price on the date of grant.
      It is has also been and continues to be Pediatrix’s policy to award each non-employee Director upon his or her initial appointment to the Board of Directors an option to purchase 10,000 shares of Pediatrix common stock effective on the date of such non-employee Director’s appointment, at an exercise price equal to the market price on the date of the grant with a three year vesting period. We grant stock options to purchase Pediatrix common stock to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. Pediatrix also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.
      See “Executive Compensation — Employment and Other Agreements” for information regarding Dr. Medel’s compensation as Chief Executive Officer of Pediatrix.
EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
      The following table sets forth certain summary information for the years ended December 31, 2004, 2003, and 2002, concerning compensation paid or accrued by Pediatrix and its subsidiaries to or on behalf of our Chief Executive Officer and other executive officers at the end of the last completed fiscal year:

				Long-Term
				Compensation
				Awards

				Securities
	Annual Compensation			Underlying
Name and Principal Position at				Stock Options	All Other
December 31, 2004	Year	Salary	Bonus(1)	(No. of Shares)	Compensation(2)(3)

Roger J. Medel, M.D.	2004	$675,000	$523,125	100,000	$67,322
Chief Executive Officer	2003	600,000	600,000	200,000	81,259
	2002	600,000	200,000	25,000	8,792
Joseph M. Calabro	2004	$450,000	$348,750	75,000	$8,824
President and Chief Operating	2003	350,000	500,000	—	8,693
Officer	2002	300,000	250,000	100,000	8,300
Karl B. Wagner	2004	$375,000	$290,625	56,250	$8,785
Chief Financial Officer and	2003	300,000	400,000	—	8,594
Treasurer	2002	275,000	225,000	75,000	8,243
Thomas W. Hawkins	2004	$350,000	$271,250	50,000	$546
Senior Vice President, General	2003	192,045	275,000	75,000	346
Counsel and Secretary	2002	—	—	—	—

(1)	Includes bonuses paid in a subsequent year for services performed in the year reported.

(2)	Reflects amounts paid by Pediatrix for term life insurance coverage for all individuals, matching contributions to Pediatrix’s 401(k) thrift and profit sharing plans for Messrs. Medel, Calabro, and Wagner.

(3)	Other annual compensation for Dr. Medel for 2004 and 2003 includes imputed income in the amount of $58,498 and $71,453 for the personal use of Pediatrix’s aircraft in accordance with his employment agreement.

Stock Option Grants
      The following table sets forth certain information concerning grants of stock options made during 2004 to Pediatrix’s executive officers.

	Individual Option Grants in 2004				Potential Realizable Value at
					Assumed Annual Rates of
		% of Total Options			Stock Price Appreciation For
	Number	Granted to	Exercise		Option Term(1)
	of Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal 2004	Share(2)	Date	5%	10%

Roger J. Medel, M.D.	100,000	10.87%	$61.97	5/20/2014	$3,897,260	$9,876,422
Joseph M. Calabro	75,000	8.15%	$61.97	5/20/2014	$2,922,945	$7,407,317
Karl B. Wagner	56,250	6.11%	$61.97	5/20/2014	$2,192,209	$5,555,487
Thomas W. Hawkins	50,000	5.43%	$61.97	5/20/2014	$1,948,630	$4,938,211

(1)	Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

(2)	All options were granted at exercise prices equal to the fair market value of Pediatrix’s common stock on the date of grant.
Stock Option Exercises and Year-End Option Value Table
      The following table sets forth certain information concerning option exercises in 2004, the number of stock options held by Pediatrix’s executive officers as of December 31, 2004 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Number of Shares Acquired		Options at December 31,		Money Options at December 31,
	on Exercise/Value Realized		2004		2004(1)

Name	Number	Value(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger J. Medel, M.D.	277,635	$13,650,964	600,000	200,000	$15,242,929	$5,305,321
Joseph M. Calabro	64,300	$1,706,623	100,000	83,333	$1,690,916	$1,178,989
Karl B. Wagner	40,000	$1,690,005	118,750	62,500	$3,114,500	$884,250
Thomas W. Hawkins	25,000	$885,455	16,666	83,334	$34,665	$1,678,335

(1)	The closing sale price for Pediatrix’s common stock as reported on the New York Stock Exchange on December 31, 2004 was $64.05. Value is calculated by multiplying (i) the difference between $64.05 and the option exercise price by (ii) the number of shares of common stock underlying the option.

(2)	Market value of underlying securities at exercise date, minus the exercise price.

Employment and Other Agreements
      On November 11, 2004, Pediatrix entered into employment agreements with Roger J. Medel M.D., the Company’s Chief Executive Officer, Joseph M. Calabro, the Company’s President and Chief Operating Officer, Karl B. Wagner, the Company’s Chief Financial Officer and Treasurer, and Thomas W. Hawkins, the Company’s Senior Vice President, General Counsel and Secretary. The employment agreements for Messrs. Calabro, Hawkins and Wagner each have a one year term, and Dr. Medel’s employment agreement has a five year term. Each employment agreement is subject in all cases to automatic renewals for successive one year terms. Pursuant to their employment agreements, Dr. Medel and Messrs. Calabro, Wagner and Hawkins will receive annual base salaries of $675,000, $450,000, $375,000 and $350,000, respectively, subject to annual review by the Compensation Committee of the Board of Directors, and each is eligible to receive an annual performance bonus in accordance with Compensation Committee approved incentive programs, with a targeted bonus payment of at least 100% of his respective base salary upon the fulfillment of reasonable performance objectives set by the Compensation Committee. Under their respective employment agreements, Dr. Medel and Mr. Calabro are provided with the use of Pediatrix’s corporate aircraft for personal matters when the aircraft is not being used or needed for business-related matters. The number of hours for such use is limited unless approved in advance by the Compensation Committee.
      Depending upon the basis for termination, each employment agreement provides for severance payments of up to 12 months base salary plus, in certain cases, a Pro Rata Bonus (as defined below) and the continuation of specified fringe benefits. However, if an individual is terminated by the Company without cause or if he terminates his employment with “Good Reason” (as defined in each employment agreement), he would be entitled to receive (1) a continuation of his base salary for 24 months, (2) the payment on the first and second anniversaries of his termination (or a lump sum payment if terminated in connection with a “Change in Control” as defined in the employment agreements) of an amount equal to the lesser of (x) his Average Annual Performance Bonus (as defined in each Employment Agreement) and (y) his bonus for the year immediately preceding his termination and (3) with respect to the fiscal year in which termination occurs, a pro rata portion of the bonus that the individual would have received had he not been terminated (such portion, the “Pro Rata Bonus”). Also, certain fringe benefits must be continued for specified periods.
      Furthermore, upon a Change in Control, all unvested stock options, restricted stock and other incentive awards will automatically vest and, in the case of stock options, become immediately exercisable. Pediatrix is also required to increase or “gross up” any amounts payable to a terminated individual if such amount is subject to certain excise taxes under the Internal Revenue Code applicable in connection with a change in control.
      Each of the employment agreements provides for customary protections of Pediatrix’s confidential information and intellectual property and that each individual shall not, during his employment term and following his termination for a period of 12 to 30 months (depending on the basis for termination), compete with Pediatrix, hire away from or solicit to leave Pediatrix its employees and independent contractors, or interfere in Pediatrix’s relationships with its hospitals, other healthcare facilities, vendors, clients and other third parties.
Compensation Committee Interlocks and Insider Participation
      Mr. Fernandez, one of our Directors and a member of Pediatrix’s Compensation Committee and Nominating and Corporate Governance Committee during 2004, was also the Chairman and Chief Executive Officer of CarePlus Health Plans Inc. until February 2005. Dr. Medel, our Chief Executive Officer, served on the Board of Directors of CarePlus Health Plans Inc. until February 2005.

Report of the Compensation Committee on Executive Compensation
      The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Pediatrix’s other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.
      Compensation Philosophy. Pediatrix’s executive compensation program primarily consists of the following elements:

•	an annual base salary;

•	an annual performance-based bonus; and

•	periodic awards of equity compensation.
      Our general philosophy with respect to the compensation of Pediatrix’s executive officers is to offer competitive compensation programs designed to attract, motivate, reward and retain highly-skilled executives critical to the long-term success of Pediatrix and to recognize an individual’s contribution and personal performance.
      We believe that this approach serves Pediatrix’s shareholders’ best interests by tying a significant portion of Pediatrix’s executive compensation to the achievement of predetermined objectives that are aligned with Pediatrix’s corporate goals and its financial performance.
      In establishing the executive compensation program, we take into account the financial performance of Pediatrix and compensation trends for comparable companies, and gauge achievement of corporate financial and individual financial and non-financial objectives. In early 2004, we retained an independent consulting firm to provide advice to the committee regarding executive compensation. Based upon the advice of that consulting firm, in March 2004, we approved increased salaries for Pediatrix’s executive officers, subject to the execution of new employment agreements with such executive officers, and approved performance-based bonus opportunities under the 2004 Incentive Compensation Plan based upon the attainment of certain predetermined financial targets as further explained in this Report and the “Employment and Other Agreements” section above. Performance bonus opportunities are structured to reinforce the achievement of both short and long-term Pediatrix objectives. Pediatrix uses equity compensation to foster a long-term perspective aligned with that of its shareholders. We have reviewed all components of Pediatrix’s executive officers’ compensation, including salary, bonus, equity awards, the dollar value of all perquisites and other potential personal benefits and the projected payout obligations in the case of severance and change-in-control scenarios, and have determined that the executive compensation packages have been fixed at levels that we believe are competitive to retain and motivate key executives and, in the aggregate are reasonable and not excessive.
      We consider the anticipated tax treatment of various payments and benefits when determining executive compensation and administer the executive compensation program in a manner that maximizes the tax deductibility of compensation paid to Pediatrix’s executives to the extent possible. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limits the tax deduction to $1 million for compensation paid to Pediatrix’s five most highly compensated executive officers, unless certain requirements are met. In order to comply with Section 162(m), the Amended and Restated Stock Option Plan and the 2004 Incentive Compensation Plan limit the number of shares underlying options awardable during the terms of these plans to any plan participant, are administered by us, a Board committee consisting of only “outside directors” (as defined in Section 162(m)) and provide for awards based on performance criteria that should qualify such awards as “performance based compensation” not subject to the limit on tax deductibility by Pediatrix under Section 162(m). While the tax impact of any compensation is one factor to consider, we believe that Pediatrix’s priority is to attract and retain highly skilled executives to manage the Company and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal.
      The following is a summary of the considerations underlying each component of compensation paid to Pediatrix’s executive officers for 2004.

      Base Salary. We review and recommend to the Board of Directors the base salaries for executive officers, taking into account plan designs approved by the Board of Directors and financial results reviewed by the Audit Committee. The base salaries of Pediatrix’s executive officers have been fixed at levels that we believe are competitive to retain and motivate highly skilled executives. Based on the advice of an independent consulting firm, we generally increased executive salaries in 2004, including those of Messrs. Calabro, Wagner and Hawkins as set forth in the Annual Compensation Table above.
      Performance Bonus. We set performance goals for performance-based compensation to executive officers, review performance goals and executive officer performance, determine whether performance goals and any other material terms were met, and make recommendations to the Board of Directors with respect to performance-based compensation for executive officers. On March 27, 2004, we adopted specific performance criteria for the determination of 2004 performance bonuses for Messrs. Calabro, Wagner and Hawkins. Pursuant to these criteria, Messrs. Calabro, Wagner and Hawkins were eligible to receive performance bonuses in an amount equal to a varying percentage of their base salaries based on the percentage increase of Pediatrix’s 2004 income from operations over its 2003 income from operations.
      Since we determined that each of Messrs. Calabro, Hawkins and Wagner met all of their individual performance objectives, we recommended that the Board award each a performance bonus equal to the maximum percentage of his base salary to which he was entitled based on the percentage increase of Pediatrix’s 2004 income from operations over 2003 income from operations. In addition, due to a number of factors, including our analysis of the impact of the shift of Pediatrix’s payor mix that occurred in the third quarter of 2004 and the accomplishments of management despite this shift, we also recommended that each executive officer be granted an additional performance bonus. Together, the aggregate of the performance bonus based on Pediatrix’s 2004 increase in income from operations and the additional performance bonus awarded to each executive officer amounted to significantly less than the targeted 100% of such executive officer’s base salary. See the Annual Compensation Table above for the aggregate bonus amounts awarded to each executive officer.
      Equity Compensation. We supervise the administration of Pediatrix’s Amended and Restated Stock Option Plan and 2004 Incentive Compensation Plan and recommend and approve equity compensation awards to Pediatrix’s executives. We believe that awarding equity compensation awards to our executive officers will foster a long-term perspective and align our executive officers’ interests with that of our shareholders. In May 2004, Messrs. Calabro, Hawkins and Wagner were granted options to acquire 75,000, 50,000 and 56,250 shares of Pediatrix common stock, respectively, at an exercise price equal to the closing price on the date of grant which vest in three equal installments on November 20, 2004, 2005, and 2006.
      2004 Compensation for the Chief Executive Officer. We review and approve Pediatrix’s goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of Pediatrix’s goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.
      Based on the advice of an independent consulting firm, we increased Dr. Medel’s base salary in 2004 to $675,000. Dr Medel was also awarded a performance bonus of $371,250. The amount of Dr. Medel’s performance bonus, which we recommended that the Board award, was based on the percentage increase of Pediatrix’s 2004 income from operations over its 2003 income from operations. In addition, due to a number of factors, including our analysis of the impact of the shift of Pediatrix’s payor mix that occurred in the third quarter of 2004 and Dr. Medel’s accomplishments despite this shift, we also recommended that Dr. Medel be granted an additional performance bonus of $151,875. Together, the aggregate of the performance bonus based on Pediatrix’s 2004 increase in income from operations and the additional performance bonus awarded to Dr. Medel amounted to significantly less than the targeted 100% of his base salary. Dr. Medel also received options to acquire 100,000 shares of Pediatrix common stock at an exercise price equal to the closing price on the date of grant which vest in three equal installments on November 20, 2004, 2005, and 2006.
      Submitted by the Compensation Committee of the Board of Directors.
Waldemar A. Carlo, M.D.
Michael B. Fernandez
Roger K. Freeman, M.D.

Performance Graph
      The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Pediatrix’s other filings under the Securities Act or the Exchange Act.
      The following graph compares the cumulative total shareholder return on $100 invested on December 31, 1999 in Pediatrix’s common stock against the cumulative total return of the S&P 500 Index, S&P 600 Health Care Index, NYSE Composite Index, NASDAQ Composite Index and the NASDAQ Health Index. As a result of changes in availability of the data, Pediatrix will no longer be comparing its cumulative total shareholder return to the NASDAQ Composite Index or the NASDAQ Health Index in the future. The returns are calculated assuming reinvestment of dividends. The graph covers the period from December 31, 1999 through December 31, 2004. Pediatrix’s common stock is listed on the New York Stock Exchange under the trading symbol “PDX.”

	Base Period	Years Ending
Company/Index	1999	2000	2001	2002	2003	2004
Pediatrix Medical Group	$100.00	$343.75	$484.57	$572.29	$787.00	$915.00
S&P 500 Index	$100.00	$90.90	$80.09	$62.39	$80.29	$89.03
S&P 600 Health Care	$100.00	$175.76	$178.39	$145.49	$191.38	$234.71
NYSE Composite Index	$100.00	$101.08	$90.76	$72.77	$93.73	$105.52
NASDAQ Index	$100.00	$60.31	$47.84	$41.14	$49.45	$53.81
NASDAQ Health Index	$100.00	$137.27	$148.41	$127.88	$195.55	$246.45

SHARE OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires Pediatrix’s executive officers and Directors, and persons who own more than 10% of Pediatrix’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Pediatrix common stock. Our executive officers, Directors and greater than 10% shareholders also are required by rules promulgated by the Securities and Exchange Commission to furnish Pediatrix with copies of all Section 16(a) forms they file.
      Based solely on a review of the copies of such reports furnished to Pediatrix, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, Pediatrix believes that all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information concerning the beneficial ownership of common stock of Pediatrix as of March 15, 2005 for the following:

•	Each shareholder who is known by Pediatrix to own beneficially more than 5% of the outstanding shares of Pediatrix common stock;

•	Each of Pediatrix’s current Directors and nominees for Director;

•	Pediatrix’s Chief Executive Officer and the other executive officers of Pediatrix who were serving as executive officers at the end of the last completed fiscal year; and

•	All of Pediatrix’s Directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)

Name of Beneficial Owner(1)	Shares	Percent

Roger J. Medel, M.D.(3)	726,906	3.19%
Cesar L. Alvarez(4)	31,000	*
Waldemar A. Carlo, M.D.(5)	25,000	*
Michael B. Fernandez(6)	33,400	*
Roger K. Freeman, M.D.(7)	8,400	*
Paul G. Gabos(8)	18,000	*
Lawrence M. Mullen	—	—
Enrique J. Sosa, Ph.D.	—	—
Joseph M. Calabro(9)	103,336	*
Thomas W. Hawkins(10)	41,666	*
Karl B. Wagner(11)	120,215	*
All Directors and executive officers as a group (11 persons)(12)	1,107,923	4.86%
FMR Corp.(13)	2,120,240	9.49%
Wasatch Advisors, Inc.(14)	1,361,346	6.10%
Times Square Capital Management, LLC(15)	1,221,000	5.50%
Barclays Global Investors, N.A.(16)	1,173,333	5.25%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pediatrix Medical Group, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Pediatrix.

(2)	Based on 22,794,660 shares of common stock issued and outstanding as of March 15, 2005. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 15, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)	Includes (i) 240 shares owned by Dr. Medel’s children, as to which Dr. Medel disclaims beneficial ownership, (ii) 666,666 shares of common stock subject to presently exercisable options, and (iii) 60,000 shares subject to presently exercisable options held by his wife.

(4)	All 31,000 shares of common stock are subject to presently exercisable options or options that will be exercisable within 60 days of March 15, 2005. Mr. Alvarez’s address is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.

(5)	All 25,000 shares of common stock are subject to presently exercisable options or options that will be exercisable within 60 days of March 15, 2005. Dr. Carlo’s address is 525 New Hillman Building, 619 S. 19th Street, UAB Station, Birmingham, Alabama 35233.

(6)	Includes (i) 2,400 shares of common stock directly owned, and (ii) 31,000 shares of common stock that are subject to presently exercisable options or options that will be exercisable within 60 days of March 15, 2005.

(7)	Includes (i) 400 shares of common stock directly owned, and (ii) 8,000 shares of common stock that are subject to presently exercisable options.

(8)	All 18,000 shares of common stock are subject to presently exercisable options.

(9)	Includes (i) 100,000 shares of common stock that are subject to presently exercisable options, (ii) one share directly owned which was acquired through Pediatrix’s employee stock purchase plans, (iii) one share directly owned by his wife which was acquired through Pediatrix’s employee stock purchase plans and (iv) 3,334 shares subject to presently exercisable options held by his wife and as to which Mr. Calabro disclaims beneficial ownership.

(10)	All 41,666 shares of common stock are subject to options that will be exercisable within 60 days of March 15, 2005.

(11)	Includes (i) 348 shares accumulated through Pediatrix’s 401(k) thrift and profit sharing plans, (ii) 1,117 shares directly owned that were acquired through Pediatrix’s employee stock purchase plans, and (iii) 118,750 shares of common stock that are subject to presently exercisable options.

(12)	Includes 1,103,416 shares of common stock that are subject to presently exercisable options.

(13)	FMR Corp., a registered investment advisor, is deemed to have beneficial ownership of 2,120,240 shares based on the most recent Schedule 13G. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(14)	Wasatch Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,361,346 shares based on the most recent Schedule 13G. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(15)	Times Square Capital Management, LLC, a registered investment advisor, is deemed to have beneficial ownership of 1,221,000 shares based on the most recent Schedule 13G. The address of Times Square Capital Management, LLC is Four Times Square, New York, New York 10036.

(16)	Barclays Global Investors, NA, a bank, is deemed to have beneficial ownership of 1,173,333 shares based on the most recent Schedule 13G. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

INDEPENDENT AUDITORS
Appointment of Independent Auditors for 2005
      Pediatrix’s independent auditors for the year ended December 31, 2004, was the firm of PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has reappointed PwC as the independent public accounting firm to perform audit services for Pediatrix in 2005. Pediatrix expects that representatives of PwC will attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees Paid to Independent Auditors
      The aggregate fees billed by PwC for the indicated services rendered during fiscal years 2004 and 2003 were as follows:
     Audit Fees
      PwC has billed Pediatrix $1,054,000, in the aggregate, for professional services for the audit of Pediatrix’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2004, reviews of Pediatrix’s interim consolidated financial statements which are included in each of Pediatrix’s Quarterly Reports on Form 10-Q for the year ended December 31, 2004 and statutory audits of Pediatrix’s wholly-owned captive insurance subsidiary. During 2003, audit fees totaled $295,500 and included professional services for the audit of Pediatrix’s consolidated financial statements for the year ended December 31, 2003, reviews of Pediatrix’s interim consolidated financial statements which are included in each of Pediatrix’s Quarterly Reports on Form 10-Q for the year ended December 31, 2003 and statutory audits of Pediatrix’s wholly-owned captive insurance subsidiary.
     Audit Related Fees
      During 2004, PwC billed Pediatrix $52,500 for audit related professional services. These services included the audit of Pediatrix’s benefit plans and consultations concerning financial accounting and reporting standards. During 2003, audit related fees totaled $43,000 and included professional services related to Pediatrix’s benefit plans and consultations concerning financial accounting and reporting standards.
     Tax Fees
      During 2004, PwC billed Pediatrix $6,185 for tax consultation services. In 2003, PwC billed Pediatrix $27,500 for tax consultation services.
     All Other Fees
      There were no other fees billed by PwC for 2004 or 2003.
OTHER BUSINESS
      The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of Pediatrix’s Board of Directors.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
      As more specifically provided in our Amended and Restated Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice, together with the information required by the Articles, to us not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting. Accordingly, any shareholder proposal to be considered at the 2006 Annual Meeting of Shareholders must be properly submitted to us on or before December 1, 2005, but not earlier than October 2, 2005, or such proposal will be considered untimely. A copy of the provision of Pediatrix’s Articles relating to shareholder nominations is available upon request from Pediatrix’s Secretary at 1301 Concord Terrace, Sunrise, FL 33323. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement for the 2006 Annual Meeting of Shareholders.
      Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2006 Annual Shareholders Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and Pediatrix’s Amended and Restated Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than December 1, 2005. No shareholder proposal was properly received for inclusion in this proxy statement.

Appendix A
PEDIATRIX MEDICAL GROUP, INC.
Audit Committee of the Board of Directors
AMENDED AND RESTATED CHARTER
November 2004

I.	Purpose.
      The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pediatrix Medical Group, Inc. (the “Company”) is to:

•	Assist the Board in evaluation and oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with applicable legal and regulatory requirements;

•	the qualifications and independence of the independent auditors performing audit or other financial reporting functions for the Company (the “Auditors”); and

•	the performance of the Company’s Auditors and internal audit function;

•	Review draft sections of the Proxy Statement relating to Committee functions and prepare the audit committee report required by the Securities and Exchange Commission to be included therein; and

•	Oversee the Company’s auditing, accounting and financial reporting processes generally.
Consistent with this function, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company’s polices, procedures and practices at all levels and shall fulfill the duties and responsibilities enumerated in Section IV of this Charter. Adequate funding (as determined by the Committee) for such activities shall be provided by the Company.

II.	Composition.
      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Standards for determining whether a board member is independent are set forth in Section V below.
      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall qualify as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.
      The Committee members shall be elected by the Board at a meeting of the full Board and shall serve until a successor is elected and qualified, except as otherwise provided in the Bylaws of the Company or by resolution adopted by the full Board.
      Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Upon a determination of the full Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full Committee.

III.	Meetings.
      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management and the Auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. After each meeting of the Committee, it shall report its activities to the Company’s Board.

Action Without a Meeting
      Any action required to be taken at a meeting of the Committee, or any action which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the members of the Committee is filed in the minutes of the proceedings of the Committee. Such consent shall have the same effect as a unanimous vote.

IV.	Responsibilities and Duties.
      To fulfill its responsibilities and duties the Committee shall:
        Documents/ Reports Review

•	Meet to review and discuss with management and the Auditors the Company’s annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Auditors. Furthermore, each earnings release need not be discussed in detail in advance, however, it is the Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance at least generally (i.e., a discussion of the types of information to be disclosed and the type of presentations to be made).

•	Meet to review and discuss with management and the Auditors the reports on Forms 10-Q and 10-K (including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to filing.
        Independent Auditors

•	Retain the Company’s Auditors and maintain sole responsibility for their compensation, oversight and termination. On an annual basis, the Committee shall review and discuss with the Auditors all relationships the Auditors have with the Company to determine the Auditor’s independence. The Auditors shall report directly to the Committee.

•	Obtain and review, at least annually, a report by the Auditor describing the Auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with such issues.

•	Evaluate, at least annually, whether to require Auditor and/or audit partner rotation. Audit partner rotation shall be required in the event that the lead audit partner has performed audit services for the Company in each of the five previous fiscal years.

•	Pre-approve all auditing and non-auditing services provided by the Auditors to the Company.

•	Meet separately with management, internal auditors (or other personnel responsible for the internal audit function) and the Auditors on a periodic basis.

•	Review and approve a report from the Auditors prior to the filing of any audit report with the SEC addressing (1) critical accounting policies and practices to be used in the audit, (2) all alternative treatments of financial information within GAAP that were discussed with management, ramifications of such alternative disclosures and the treatment recommended by the Auditors, and (3) other material communications with management.

•	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Establish policies for hiring personnel previously employed by any accounting firm engaged by the Company.

        Financial Reporting Processes

•	Review, in consultation with the Auditors, the integrity of the Company’s financial reporting and disclosure control processes.

•	Consider the Auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the Auditors or management.

•	Establish procedures for the receipt, retention and treatment of (1) complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (2) confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.
        Process Improvement

•	Review this Charter at least annually, and as conditions dictate consider updates and/or amendments.

•	Perform an annual performance evaluation of the Committee.

•	Establish regular and separate systems of reporting to the Committee by management and the Auditors regarding any significant financial reporting issues and judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with management and the Auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review with the Auditor any audit problems or difficulties and management’s response thereto.

•	Resolve any significant disagreement among management and the Auditors in connection with the preparation of the financial statements.

•	Review with the Auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

•	Review the code of ethics approved by the Nominating/ Corporate Governance Committee to ensure standards applicable to senior financial officers and the principal executive officer have been included and monitor compliance by senior financial officers and the principal executive officer.
        Other Matters

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements. At the Committee’s discretion and at the Company’s expense, engage independent counsel and other advisers necessary to carry out its duties.

•	Discuss and evaluate policies with respect to risk assessment and risk management.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Board deems necessary or appropriate.
V.     Independence Standards.
      Consistent with all applicable laws, regulations and NYSE Listing Standards, only independent directors may serve on this Committee. The following standards shall be applied in determining a director’s independence and eligibility to serve on this Committee:

•	The board of directors must affirmatively determine that the director has no material relationship with the Company or with any parent or subsidiary in a consolidated group with the Company (an

“Affiliate”) either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or an Affiliate; and

•	No director will qualify as independent if within the preceding three years, (i) the director was an employee, or has an immediate family member who was an executive officer (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934), of the Company or an Affiliate (other than in the capacity as an interim chairman or chief executive officer or other executive officer following that employment); (ii) the director (other than for former service as an interim chairman or chief executive officer or other executive officer), or an immediate family member of the director (other than for service as a non-executive employee), during any twelve-month period within the last three years, received more than $100,000 in direct compensation from the Company or an Affiliate, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service); (iii) (A) the director, or an immediate family member is a current partner of a firm that is the Company’s or an Affiliate’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or an Affiliate’s audit within that time; (iv) the director, or an immediate family member of the director, is or has been employed as an executive officer of another company where any of the Company’s or an Affiliate’s present executive officers at the same time serve or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company or an Affiliate for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	No director will qualify as independent if he or she accepts, directly or indirectly, any consulting, advisory, or other compensatory fee (other than standard fees for service solely as a director of the Company) from the Company or any subsidiary of the Company. Indirect payments include payments to spouses, minor children or stepchildren or a child or stepchild sharing a home with the Committee member, as well as payment accepted by an entity in which the Committee member is a partner, member, principal or executive officer or occupies a similar position and that provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company or any subsidiary of the Company;

•	No director will qualify as independent if he or she is an “affiliated” person of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

Appendix B
PEDIATRIX MEDICAL GROUP, INC.
Compensation Committee of the Board of Directors
AMENDED AND RESTATED CHARTER
November 2004

I.	Purpose
      The primary function of the Compensation Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Pediatrix Medical Group, Inc. (the “Company”) by:

•	Discharging the Board’s responsibilities relating to compensation of the Company’s executives; and

•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.
II.     Composition and Structure
      The Committee shall be comprised of three or more members, each of whom shall be an independent director as determined in accordance with the standards set forth in Section V below.
      The Committee members shall be elected by the Board of Directors at a meeting of the full Board and shall serve until a successor is elected and qualified, except as otherwise provided in the Bylaws of the Company or by resolution adopted by the full Board.
      Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Upon a determination of the full Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full Committee.

III.	Meetings
      The Committee shall meet at least annually, or more frequently as circumstances dictate. After each meeting of the Committee, it shall report its activities to the Company’s Board.
      Action Without a Meeting
      Any action required to be taken at a meeting of the Committee, or any action which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the members of the Committee is filed in the minutes of the proceedings of the Committee. Such consent shall have the same effect as a unanimous vote.

IV.	Duties and responsibilities:
      To fulfill its responsibilities and duties the Committee shall:
        Executive Officer Compensation

•	Review and approve the Company’s goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of the Company’s goals and objectives, and set the CEO’s compensation level based on this evaluation;

•	Review and make recommendations with respect to other executive officers’ annual compensation, taking into account plan designs approved by the Board and draft financial results approved by the Audit Committee;

•	Set performance goals for performance-based compensation to executive officers (such as stock option grants and bonus awards), review performance goals and executive officer performance, certify as to whether performance goals and any other material terms were met, and make recommendations with respect to performance-based compensation for executive officers;

        Incentive Compensation

•	Make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•	Evaluate the long-term incentive component of CEO compensation considering the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years;

•	Supervise the administration of the Company’s stock option plan, stock purchase plan and incentive plans for its executive officers;

•	Recommend and approve stock option grants for the Company’s executive officers;
        Compensation Review

•	Approve an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	Evaluate whether or not to engage an outside consulting firm for review and evaluation of the Company’s compensation plans (If a compensation consultant is to be engaged to assist in the evaluation of director, CEO or executive officer compensation, the Committee shall have sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms);

•	Conduct an annual performance evaluation of the Committee; and
        Other

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Board may delegate or as this Committee deems necessary or appropriate.
V.     Independence Standards.
      Consistent with all applicable laws, regulations and NYSE Listing Standards, only independent directors may serve on this Committee. The following standards shall be applied in determining a director’s independence and eligibility to serve on this Committee:

•	The board of directors must affirmatively determine that the director has no material relationship with the Company or with any parent or subsidiary in a consolidated group with the Company (an “Affiliate”) either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or an Affiliate; and

•	No director will qualify as independent if within the preceding three years, (i) the director was an employee, or has an immediate family member who was an executive officer (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934), of the Company or an Affiliate (other than in the capacity as an interim chairman or chief executive officer or other executive officer following that employment); (ii) the director (other than for former service as an interim chairman or chief executive officer or other executive officer), or an immediate family member of the director (other than for service as a non-executive employee), during any twelve-month period within the last three years, received more than $100,000 in direct compensation from the Company or an Affiliate, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service); (iii) (A) the director, or an immediate family member is a current partner of a firm that is the Company’s or an Affiliate’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the

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director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or an Affiliate’s audit within that time; (iv) the director, or an immediate family member of the director, is or has been employed as an executive officer of another company where any of the Company’s or an Affiliate’s present executive officers at the same time serve or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company or an Affiliate for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

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Appendix C
PEDIATRIX MEDICAL GROUP, INC.
Nominating and Corporate Governance Committee of the Board of Directors
AMENDED AND RESTATED CHARTER
November 2004

I.	Purpose
      The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Pediatrix Medical Group, Inc. (the “Company”) by:

•	Nominating new directors and/or committee members; and

•	Taking a leadership role in shaping the corporate governance of the Company.

II.	Composition and Structure
      The Committee shall be comprised of three or more members, each of whom shall be an independent director as determined in accordance with the standards set forth in Section V below.
      The Committee members shall be elected by the Board of Directors at a meeting of the full Board and shall serve until a successor is elected and qualified, except as otherwise provided in the Bylaws of the Company or by resolution adopted by the full Board.
      Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Upon a determination of the full Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full Committee.

III.	Meetings
      The Committee shall meet at least annually, or more frequently as circumstances dictate. After each meeting of the Committee, it shall report its activities to the Company’s Board.
      Action Without a Meeting
      Any action required to be taken at a meeting of the Committee, or any action which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the members of the committee is filed in the minutes of the proceedings of the Committee. Such consent shall have the same effect as a unanimous vote.

IV.	Duties and responsibilities:
      To fulfill its responsibilities and duties the Committee shall:
        Nomination of Directors

•	Develop criteria for selecting new directors;

•	Identify individuals qualified to become directors;

•	Review qualifications of existing directors and new candidates (including information contained in completed D&O Questionnaires) to determine any potential conflicts with the Company’s interests and whether the individuals meet independence standards set forth herein;

•	Assess the contributions of current directors in connection with their re-nomination;

•	Develop a process for considering shareholder suggestions for Board nominees;

•	Ensure that a substantial majority of the directors of the Board are, in both fact and appearance, independent of management;

•	Select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	If a search firm is to be used to identify director candidates, exercise sole authority to retain and terminate such firm and to approve the firm’s fees and other retention terms;
        Board Committees

•	Develop criteria for selecting committee members;

•	Identify and recommend individuals qualified to be appointed to committees of the Board;

•	Consider rotation of committee members;

•	Review candidates’ qualifications for committee membership to determine any potential conflicts with the Company’s interests and ability to meet applicable independence requirements;

•	Upon approval of committee chairs, review Charters of the committees of the Board and make recommendations to the full Board;
        Corporate Governance

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company, including a Code of Business Conduct and Ethics;

•	Conduct an annual performance evaluation of the Committee;

•	Oversee evaluation of the Board and Company’s management;

•	Assess (a) the reporting channels through which the Board receives information, and (b) the quality and timeliness of information received, so that the Board obtains appropriately detailed information in a timely fashion;

•	Evaluate and recommend the appropriate level of compensation and benefits to be paid to Non-employee Directors and committee members;

•	Evaluate and recommend appropriate succession plans for the CEO and other senior executives; and

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Board delegates or as this Committee deems necessary or appropriate.
V.     Independence Standards.
      Consistent with all applicable laws, regulations and NYSE Listing Standards, only independent directors may serve on this Committee. The following standards shall be applied in determining a director’s independence and eligibility to serve on this Committee:

•	The board of directors must affirmatively determine that the director has no material relationship with the Company or with any parent or subsidiary in a consolidated group with the Company (an “Affiliate”) either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or an Affiliate; and

•	No director will qualify as independent if within the preceding three years, (i) the director was an employee, or has an immediate family member who was an executive officer (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934), of the Company or an Affiliate (other than in the capacity as an interim chairman or chief executive officer or other executive officer following that employment); (ii) the director (other than for former service as an interim chairman or chief executive officer or other executive officer), or an immediate family member of the director (other than for service as a non-executive employee), during any twelve-month period within the last three

C-2

years, received more than $100,000 in direct compensation from the Company or an Affiliate, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service); (iii) (A) the director, or an immediate family member is a current partner of a firm that is the Company’s or an Affiliate’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or an Affiliate’s audit within that time; (iv) the director, or an immediate family member of the director, is or has been employed as an executive officer of another company where any of the Company’s or an Affiliate’s present executive officers at the same time serve or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company or an Affiliate for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C-3

PEDIATRIX MEDICAL GROUP, INC.
1301 Concord Terrace
Sunrise, Florida 33323-2825
PHO-PS-05

DETACH HERE

PROXY	PEDIATRIX MEDICAL GROUP, INC.	PROXY
1301 Concord Terrace
Sunrise, Florida 33323-2825

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., Florida Corporation (the “Company”), hereby appoints Roger J. Medel, M.D., Thomas W. Hawkins and Karl B. Wagner, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company held of record by the undersigned at the close of business on March 15, 2005, at the Company’s 2005 Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, on Friday, May 6, 2005 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PEDIATRIX MEDICAL GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. Box 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

#PHO

☒	Please mark
votes as in
this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR LISTED HEREIN AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Board of Directors unanimously recommends a vote FOR each of the following proposals.

1.	ELECTION OF DIRECTORS:		2.	In their discretion, the proxies are authorized to vote
	Nominees:			upon such other matters as may properly come before
	(01)	Cesar L. Alvarez,		the Annual Meeting and any postponement of
	(02)	Waldemar A. Carlo, M.D.,		adjournment thereof.
	(03)	Michael B. Fernandez
	(04)	Roger K. Freeman, M.D.,
	(05)	Paul G. Gabos,
	(06)	Roger J. Medel, M.D.,
	(07)	Lawrence M. Mullen, and
	(08)	Enrique J. Sosa, Ph.D.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the above.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting (2) the Proxy Statement, and (3) the Annual Report to Shareholders.

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature if held jointly:	Date: